EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-226713) on Form S‑3 and (No. 333-230620) on Form S-8 of Priority Technology Holdings, Inc. of our report dated March 30, 2020, relating to the consolidated financial statements of Priority Technology Holdings, Inc. and Subsidiaries, appearing in this Annual Report on Form 10-K of Priority Technology Holdings, Inc. for the year ended December 31, 2019.

/s/ RSM US LLP

Atlanta, Georgia
March 30, 2020